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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K

                              --------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 22, 2002
                                ----------------


                                CONCORD EFS, INC.

               (Exact Name of Registrant as Specified in Charter)



          Delaware                     000-13848                 04-2462252
          --------                     ----------                ----------
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)


2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee             38133
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       (Address of Principal Executive Offices)                  (Zip Code)




Registrant's telephone number, including area code: (901) 371-8000
                                                    --------------



                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

American Golf School, LLC d/b/a The Golf School at Bogey's v. EFS National Bank
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and John Doe Corporations and related cases
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     As previously announced, in September 2000, EFS National Bank ("EFS") was named as a defendant in a purported class action lawsuit filed in the Circuit Court of Tennessee for the Thirtieth Judicial District at Memphis alleging that certain of EFS's rate and fee changes were improper under Tennessee law due to allegedly deficient notice. The plaintiffs filed an amended complaint alleging that the class consists of at least 60,000 merchants who were subjected to the allegedly improper rate and fee changes over a several-year period. The amended complaint seeks damages in excess of fifteen million dollars ($15,000,000) as well as injunctive relief and unspecified punitive damages, treble damages, attorney fees, and costs.

     A substantial amount of discovery has taken place in this case. The parties are currently engaged in settlement discussions and have advised the Tennessee Court that they are attempting to resolve this matter. Ongoing discussions continue, and substantive issues remain which preclude settlement at this time. The parties anticipate further discussions in an attempt to address and resolve the remaining issues.

     A purported class action complaint with similar allegations and requests for relief has been filed in St. Charles County, Missouri, but there has not been a substantial amount of activity in the Missouri case.

     Although these matters are in the preliminary stages, EFS believes it has various defenses to the claims against it, and if these matters cannot be resolved by settlement, EFS intends to vigorously defend against all claims.

                                       2

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                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CONCORD EFS, INC.



Date:  January 22, 2002         By:  /s/ E. T. Haslam
                                     -------------------------------------------
                                     Edward T. Haslam
                                     Senior Vice President,
                                     Chief Financial Officer, and Treasurer